UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2023

NeuBase Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35963	46-5622433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Technology Drive, Pittsburgh, PA	15219
(Address of Principal Executive Offices)	(Zip Code)

(412) 763-3350
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NBSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On December 27, 2023, NeuBase Therapeutics, Inc. (the “Company”) entered into (i) a Lease Termination and Mutual Release Agreement (the “Lease Termination and Mutual Release Agreement”) with 350 Technology Drive Partners, LLC, a Pennsylvania limited liability company (the “Landlord”), and (ii) a Bill of Sale (the “Bill of Sale”) for the benefit of University of Pittsburgh of the Commonwealth System of Higher Education, a Pennsylvania non-profit corporation (the “University of Pittsburgh”), in each case in connection with the termination (the “Lease Termination”) of the Lease Agreement, dated October 2, 2020, by and between the Company and the Landlord, as amended by the First Amendment to Lease Agreement, dated December 28, 2020, by and between the Company and the Landlord, and the Second Amendment to Lease Agreement, dated April 21, 2021, by and between the Company and the Landlord (the “Lease Agreement”), in connection with the premises located at Suite 421, 350 Technology Drive, Pittsburgh, PA 15219 (the “Premises”). Pursuant to the Lease Termination and Mutual Release Agreement, the Company and the Landlord agreed to terminate the Lease Agreement, effective as of February 29, 2024 (the “Lease Termination Date”), subject to the terms and conditions therein. The Lease Termination and Mutual Release Agreement provides that the Company shall surrender the Premises on or prior to January 31, 2024 and shall have no further rent obligations after the Lease Termination Date.

As consideration for the Landlord’s agreement to terminate the Lease Agreement as of the Lease Termination Date, the Company agreed to pay the Landlord a lease termination fee (the “Lease Termination Fee”) of $1,550,000 and enter into the Bill of Sale, which conveys to the University of Pittsburgh the furniture, fixtures and equipment currently located in the Premises pursuant to the terms and conditions therein. The Lease Termination Fee shall be due on the later of (i) within five (5) business days following the date of the Lease Termination and Mutual Release Agreement and (ii) January 5, 2024.

In addition, the Company agreed to pay the Landlord’s sole listing agent for the Premises a commission of approximately $178,000 in connection with its services relating to the Lease Termination, which payment is due on the later of (i) within five (5) business days following the date of the Lease Termination and Mutual Release Agreement and (ii) January 5, 2024.

The foregoing descriptions of the Lease Termination and Mutual Release Agreement and the Bill of Sale are not complete and are qualified in their entirety by references to the full text of the Lease Termination and Mutual Release Agreement and the Bill of Sale, respectively, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Lease Termination and Mutual Release Agreement, dated December 27, 2023, by and between NeuBase Therapeutics, Inc. and 350 Technology Drive Partners, LLC.
10.2	Bill of Sale, dated December 27, 2023, entered into by NeuBase Therapeutics, Inc. for the benefit of University of Pittsburgh of the Commonwealth System of Higher Education.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBASE THERAPEUTICS, INC. (Registrant)

Date: December 28, 2023	By:	/s/ Todd P. Branning
Todd P. Branning
Chief Financial Officer
(Principal Financial and Accounting Officer)